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                                                                  EXHIBIT 10.20




                          DEBENTURE PURCHASE AGREEMENT
                                    BETWEEN
                                  NFRONT, INC.
                                      AND
                         NORO-MOSELEY PARTNERS IV, L.P.



                              DATED APRIL 22, 1999

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                          DEBENTURE PURCHASE AGREEMENT

         THIS DEBENTURE PURCHASE AGREEMENT (the "Agreement"), dated as of the 22nd day of April, 1999, is made and entered into on the terms and conditions hereinafter set forth, by and among NFRONT, INC., a Georgia corporation ("Borrower") and NORO-MOSELEY PARTNERS IV, L.P., a Georgia limited partnership (the "Lender").

                                   RECITALS:

         WHEREAS, Borrower has requested that Lender make available to Borrower a loan in the aggregate principal amount of up to $5,000,000 (the "Loan") on the terms and conditions hereinafter set forth, and for the purposes hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan available to Borrower, Borrower has made certain representations to Lender and has agreed to issue to Lender a warrant to purchase shares of Borrower's common stock; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan if and when requested by Borrower upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                   ARTICLE I

                             DEBENTURES AND WARRANT

         1.01 Authorization of Debentures and Warrant. Borrower has authorized the issue and sale of (a) its Senior Subordinated Debentures dated of even date herewith, in the aggregate principal amount of up to $5,000,000 (the "Debentures"), which shall be in substantially the form attached hereto as Exhibit A, and (b) a Stock Purchase Warrant (the "Warrant"), which shall be in substantially the form attached hereto as Exhibit B. The parties agree that upon the issuance of the Warrant they will, in good faith, determine the aggregate fair market value of the Warrant for purposes of IRC Treasury Regulations Section 1.1273-2(h). Borrower and Lender agree to use the fair market value as so determined for U.S. federal tax purposes with respect to the transactions contemplated by this Agreement (unless otherwise required by final determination by the Internal Revenue Service or a court of competent jurisdiction); provided, however, that the fair market value of the Warrant for purposes of financial reporting shall be in accordance with generally accepted accounting principles consistently applied ("GAAP").

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         1.02     Sale and Purchase of Debentures and Issuance of Warrant.

         (a) Loan Commitment. From time to time during the Commitment Period (as hereinafter defined) and subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, Borrower shall have the right to issue and sell to Lender and Lender shall be obligated to purchase from Borrower on the date set forth in the Notice of Borrowing (as hereinafter defined) a Debenture in the principal amount set forth on the Notice of Borrowing at a price of 100% of the principal amount thereof, provided that the aggregate principal amount of the Debentures issued hereunder shall not exceed $5,000,000. "Commitment Period" shall mean the period commencing on the date of this Agreement and ending on or before the earlier of (i) one year from the date of this Agreement or (ii) the closing of an underwritten initial public offering of Borrower's common stock pursuant to a registration statement which has become effective under the Securities Exchange Act of 1933, as amended (the "Securities Act"). The last day of the Commitment Period shall be referred to herein as the "Expiration Date."

         (b) Notice of Borrowing. For each borrowing hereunder, Borrower shall give Lender prior written notice (a "Notice of Borrowing") specifying the principal amount of the Debenture and the requested date of the purchase and sale of the Debenture. Borrower shall deliver to Lender the Notice of Borrowing not later than twenty (20) business days prior to the requested date of the borrowing.

         (c) Delivery. Delivery of the Debenture will be made at the office of Borrower's counsel against payment therefor by federal funds wire transfer to Borrower's account in immediately available funds and to the accounts and in the amounts in accordance with Borrower's written instructions (the "Closing"), on the requested borrowing date set forth on the Notice of Borrowing, or such later date as Borrower and Lender shall agree (the "Closing Date"). The Debenture delivered to Lender on the Closing Date will be delivered to Lender in the form of a single Debenture for the full amount of such purchase by Lender (unless different denominations are specified by Lender, each registered in Lender's name or in the name of such nominee as Lender may specify and, with appropriate instructions) all as Lender may specify at least twenty-four (24) hours prior to the date fixed for delivery.

         1.03 Issuance of Warrant. In consideration of Lender's commitment to make the Loan pursuant to Section 1.02(a) hereof, Borrower shall issue to Lender the Warrant on the earlier of (i) the date upon which the Company's registration statement for its initial underwritten public offering (the "Company IPO") is declared effective (the "IPO Effective Date") by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") or (ii) September 1, 1999. The Warrant shall entitle Lender to purchase a number of shares of Borrower's common stock, no par value per share ("Common Stock"), equal to the quotient of $500,000 divided by the Exercise Price, at a price per share equal to the Exercise Price. The shares of Common Stock subject to the Warrant are referred to herein as the "Warrant Shares". "Exercise Price" shall mean (i) the price per share of the Common Stock offered pursuant to the Company IPO set forth on the prospectus therefor on the IPO Effective Date or (ii) if the IPO

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Effective Date has not occurred on or before September 1, 1999, $23.80 (as adjusted hereafter for any recapitalization, subdivision or split of outstanding Common Stock or similar transactions with respect to the capital stock of the Company occurring after the date of this Agreement). The Warrant shall be substantially in the form set forth on Exhibit B. Lender shall make no additional payment for the Warrant.

         1.04 Fourth Addendum to Shareholder Agreement. In order to confirm that Lender will have the registration rights with respect to the Warrant Shares provided in that certain Shareholder Agreement, dated as of May 13, 1998, by and among the Company, its holders of Common Stock and Lender, as amended pursuant to the First Addendum to Shareholder Agreement, dated as of August 25, 1998, the Second Addendum to Shareholder Agreement, dated as of September 21, 1998, and the Third Addendum to Shareholder Agreement, dated as of April 14, 1999, the Company shall execute, and shall use its best efforts to cause the holders of at least 67% of the shares of capital stock of the Company to execute, a Fourth Addendum to Shareholder Agreement in the form of Exhibit C hereto simultaneously with the execution of this Agreement.

                                   ARTICLE II

                                 SUBORDINATION

         2.01 Subordination. Notwithstanding anything to the contrary in this Agreement or in the Debentures, the indebtedness evidenced by the Debentures, including principal and interest, shall be subordinate and junior to the prior payment of the obligations described in Section 2.01 of the Disclosure Schedule delivered by Borrower to the Lender in connection with this Agreement (the "Disclosure Schedule"), together with all obligations (whether to the same lender or otherwise) issued in refinancings, renewal, deferral, extension, refunding, amendment or modification of any such indebtedness (collectively, the "Senior Indebtedness"). Nothing in this Agreement shall be deemed to preclude payments of principal and interest or other amounts pursuant to the Debentures to the extent that no event of default has occurred with respect to the Senior Indebtedness such that the Senior Indebtedness has become due in full.

         2.02 Liquidation, etc. (a) Upon any distribution of assets of Borrower in connection with any dissolution, winding up, liquidation or reorganization of Borrower (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, and all costs and expenses (including reasonable attorneys' fees) related thereto, before the holder(s) of the Debentures shall be entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to the Debentures (other than payment in shares of capital stock of Borrower as reorganized or readjusted, or securities of Borrower or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof that may at the time be outstanding). Under the circumstances provided in this Agreement, the
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holders of the Senior Indebtedness shall have the right to receive and collect any distributions made with respect to the Debentures until such time as the Senior Indebtedness is paid in full, and shall have the further right to take such actions as may be deemed necessary or required to so receive and collect such distributions including making or filing any proofs of claim relating thereto.

         (b) Without in any way modifying the provisions of this Article II or affecting the subordination effected hereby if such notice is not given, Borrower shall give prompt written notice to Lender of any dissolution, winding up, liquidation or reorganization of Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

         2.03 Subrogation. Upon the prior payment in full of all Senior Indebtedness, Lender shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of Borrower applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and for the purpose of such subrogation, no payments or distributions to Lender otherwise payable or distributable to the holders of Senior Indebtedness shall, as between Borrower, its creditors (other than the holders of Senior Indebtedness) and Lender, be deemed to be payment by Borrower to or on account of the Debentures, it being understood that the provisions of this Article II are and are intended solely for the purpose of defining the relative rights of Lender, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         2.04 Borrower's Obligations Not Impaired. (a) Nothing contained in this Article II or in the Debentures is intended to or shall impair, as between Borrower and Lender, the obligation of Borrower, which is absolute and unconditional other than with respect to the holders of the Senior Indebtedness, to pay Lender the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with the terms of the Debentures or is intended to or shall affect the relative rights of Lender nor, except as expressly provided in this Article II shall anything in this Agreement or therein prevent Lender from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Agreement or under the Debentures.

                  (b) If any payment or distribution shall be received in respect of any of the Debentures in contravention of the terms of this Article II, such payment or distribution shall be held in trust for the holders of the Senior Indebtedness, and shall be immediately delivered to such holders in the same form as received.

                  2.05 Further Assurances. If requested by Borrower or a holder of Senior Indebtedness, Lender hereby agrees to negotiate in good faith with such holder of Senior Indebtedness the terms and conditions of a subordination or intercreditor agreement that would supersede the provisions for subordination set forth in this Agreement.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         3.01 Corporate Status. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Debentures and the Warrant. Except as set forth in Section 3.01 of the Disclosure Schedule, Borrower is duly qualified to do business and is in good standing in each state in which a failure to be so qualified would have a materially adverse effect on Borrower's financial position or its ability to conduct its business in the manner now conducted ("Material Adverse Effect").

         3.02 Subsidiaries. Borrower has no subsidiaries and has no direct or indirect ownership interests in any other entity.

         3.03 Authorization. Borrower has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Debentures and Warrant. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of the Debentures and of the Warrant, and the performance by Borrower of its obligations hereunder and/or thereunder are within its corporate powers and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the Articles of Incorporation or Bylaws of Borrower or any agreement binding upon it or its properties. The officer(s) executing this Agreement, the Debentures and the Warrant is (are) duly authorized to act on behalf of Borrower.

         3.04 Validity and Binding Effect. This Agreement, the Debentures and the Warrant are the legal, valid and binding obligations of Borrower enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally affecting creditors' rights and to the effect on enforceability of certain remedies of rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.05 No Consent Required. Except as set forth in Except as set forth in Section 3.05 of the Disclosure Schedule, delivery and performance of this Agreement, the Debentures and the Warrant by Borrower do not require the consent or approval of or the giving of notice to any person or entity, other than the approval of the Board of Directors of Borrower.

         3.06 Capitalization. Section 3.06 of the Disclosure Schedule sets forth, as of the date hereof, Borrower's total authorized capitalization and the number of shares of each class of capital stock which are issued and outstanding. The Company has reserved a sufficient number of shares of Common Stock for issuance upon exercise of the Warrant. All the outstanding shares of capital stock of Borrower have been duly authorized, are validly issued and are fully paid and nonassessable. The shares of Common Stock issuable upon exercise of the Warrant, upon issuance, will have been duly authorized, will be validly issued and will be fully paid and nonassessable. Except as set forth in Section
3.06 of the Disclosure Schedule, there are no options, warrants or rights to acquire shares of the capital stock or other securities of Borrower authorized, issued or outstanding.

         3.07 Litigation. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against Borrower, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair the ability of Borrower to perform each and every one of its obligations under and by virtue of this Agreement; and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

         3.08 Financial Statements. The audited balance sheets of Borrower as of June 30, 1998 and June 30, 1997, and the related statements of operations, stockholders' equity, and cash flows for the fiscal year ended June 30, 1998 and for the period from June 17, 1996 (date of inception) through June 30, 1997, heretofore delivered to Lender have been prepared on the basis of GAAP, and fairly present the financial condition of Borrower as of the date(s) thereof. No materially adverse change has occurred in the financial condition of Borrower since the date(s) thereof.

         3.09 No Defaults. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Debenture and the Warrant will not result in any breach of, or constitute a default under, the Articles of Incorporation or Bylaws of Borrower or any mortgage, security deed or agreement, deed of trust, lease, loan or credit agreement, partnership agreement, license, franchise or any other material instrument or agreement to which Borrower is a party or by which Borrower or its properties may be bound or affected.

         3.10 Compliance With Law. Borrower has obtained all licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted except where the failure to obtain such licenses, permits, approvals or authorizations would not, individually or in the aggregate, have a Material Adverse Effect. Borrower is in material compliance with all laws, regulations, decrees and orders applicable to it (including, but not limited to, laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) and any noncompliance, in the aggregate, cannot reasonably be expected to have an adverse effect on its business, operations, property or financial condition and will not adversely affect its ability to perform its obligations under this Agreement, Debenture or the Warrant.

         3.11 Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed (except for returns that have been appropriately extended), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), except where the failure to file any such return or to pay any such tax would not have a Material Adverse Affect.

         3.12 Title to Property. Borrower does not own any real property. As of the date hereof Borrower has good and marketable title to all of the property and assets used in its business, and has good title to all its leasehold interests, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever, except as set forth in Section 3.12 of the Disclosure Schedule and except for such claims, liens, encumbrances, equities and restrictions as are not in the aggregate material to the business, operations or financial condition of Borrower.

         3.13 Margin Requirements. Without expanding the limited uses of proceeds of the Loan set forth in Section 5.01 of this Agreement, Borrower agrees that Borrower shall not use any of the funds advanced under the Loan for the purpose of acquiring or carrying "margin stock" for the purposes of Regulations G, T, X or U of the Federal Reserve Board.

         3.14 ERISA Compliance. Borrower does not maintain a pension or profit sharing plan, and, to the best knowledge of Borrower, is not subject to any of the funding or vesting requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any requirement which could create an accumulated funding deficiency within the meaning of ERISA. Borrower has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA). The consummation of the transaction set forth in this Agreement will not constitute a "prohibited transaction" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, or Section 406 of ERISA.

         3.15 Small Business Concern. Borrower, together with its "affiliates" (as that term is defined in 13 C.F.R. Section 121.103), if any, is a "Small Business" within the meaning of 15 U.S.C. Section 662(5), that is
Section 103(5) of the Small Business Investment Act of 1958, as amended (the "SBIC Act"), and the regulations thereunder, including 13 C.F.R. Section 107.710, and meets the applicable size eligibility criteria set forth in 13 C.F.R. Section 121.301(c)(1) or the industry standard covering the industry in which Borrower is primarily engaged as set forth in 13 C.F.R. Section 121.301(c)(2). Neither Borrower nor any of its subsidiaries presently engages in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations thereunder, including 13 C.F.R. Section 107.

         3.16 Disclosure. To the best of Borrower's knowledge, this Agreement, the Schedules and exhibits hereto, when taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made.

                                   ARTICLE IV

                    LENDER'S REPRESENTATIONS AND WARRANTIES

         Lender hereby represents and warrants to Borrower as follows:

         4.01 Purchase for Own Account. Lender is acquiring the Warrant and, upon issuance of each Debenture hereunder will acquire the Debenture, for Lender's own account and not with a present view towards the distribution thereof or the Warrant Shares (the Warrant Shares collectively with the Warrant and the Debentures, the "Securities").

         4.02 Information. Lender has had an opportunity to review all materials relating to the business, finances and operations of Borrower. Lender has been afforded the opportunity to ask questions of Borrower and has received what Lender believes to be satisfactory answers to any such inquiries.

         4.03 Authorization; Enforcement. Lender has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Debenture and acquire the Warrant in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of Lender and is a valid and binding agreement of Lender enforceable against Lender in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         4.04 Transfer or Resale. Lender understands that (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) Lender shall have delivered to Borrower an opinion of counsel reasonably acceptable to Borrower (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred under an exemption from such registration, or (c) sold under Rule 144 promulgated under the Securities Act (or a successor rule); and
(ii) neither Borrower nor any other person or entity is under any obligation to register such Securities under the Securities Act or any state securities laws to comply with the terms and conditions of any exemption thereunder.

         4.05 Legends. Lender understands that until such time as the Warrant, the Warrant Shares or the Debentures, as applicable, have been registered under the Securities Act or otherwise sold by Lender under Rule 144, the certificates for such securities shall bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         4.06 Accredited Investor Status. Lender is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         4.07 General Solicitation. Lender was not solicited by means of a "general solicitation," as such term is defined in Regulation D with respect to any of the Securities being offered hereby.

         4.08 Brokers or Finders. Borrower has not, and will not, incur, directly or indirectly, as a result of any action taken by Lender, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                                   ARTICLE V

                            COVENANTS AND AGREEMENTS

         5.01     Use of Proceeds, Restrictions on Activities.

         (a) Neither Borrower nor any of its subsidiaries will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations promulgated thereunder, including 13 C.F.R. Section 107.

         (b) Borrower will use the proceeds from the Loan for the purposes and in the amounts set forth in Section 5.01 of the Disclosure Schedule. Upon Lender's request, Borrower will deliver within ninety (90) days of the Closing to Lender a written report, certified as correct by Borrower's chief executive officer or chief financial officer, verifying the purposes and the amounts for which proceeds from the Loan have been disbursed. Borrower will supply to Lender such information and documents as Lender reasonably requests with respect to use of proceeds and will permit Lender to have reasonable access to any and all records and information and personnel of Borrower as Lender reasonably deems necessary to verify how proceeds have been or are being used and to assure that the proceeds have been used for the purposes specified.

         (c) Borrower will not, without obtaining the prior written consent of the Lender, change within one year of the Closing hereunder Borrower's business activity from that currently conducted to a business activity for which a small business investment company is prohibited from providing funds by the SBIC Act and the regulations promulgated thereunder. Borrower agrees that any such changes in its business activity without such prior written consent of the Lender will at the Lender's sole option constitute an event of default under the Debenture (an "Activity Event of Default"). Subject to the provisions of Article II hereof, if an Activity Event of Default occurs, the Lender shall have the right to demand immediate repayment of the Debenture with interest to the date of repayment, and Borrower will immediately make such payment within three (3) days of receipt of a demand. The payment remedy is in addition to any and all other rights and remedies against Borrower and others to which Lender may be entitled.

         5.02 Limitations on Debt and Obligations. Borrower shall not issue, assume, guarantee or otherwise become liable or permit to exist any indebtedness except (i) the Senior Indebtedness, provided that unanimous approval of the members of Borrower's Board of Directors shall be required for any Senior Indebtedness in excess of $3,000,000; (ii) the indebtedness incurred pursuant to the Debentures, provided that unanimous approval of the members of Borrower's Board of Directors shall be required for the issuance of a Notice of Borrowing pursuant to Section 1.02(b) hereof if the principal amount of the Debenture to be issued thereunder when aggregated with any other then-outstanding Debentures is in excess of $3,000,000; (iii) accounts payable and other trade payables incurred in the ordinary course of business; (iv) obligations of Borrower pursuant to capitalized leases and/or purchase money financing of equipment not exceeding $500,000 in the aggregate, or (v) indebtedness that refinances Senior Indebtedness under clause (i) above. Borrower agrees to use commercially reasonable efforts to refinance all outstanding indebtedness pursuant to the Debentures prior to the Expiration Date.

         5.03 Financial Statements and Reports. From and after the date of this Agreement and until the earlier of the date each of the Debentures is no longer outstanding or the Expiration Date, Borrower shall furnish to Lender (i) within ninety (90) days after the end of each fiscal year of Borrower, an audited balance sheet of Borrower as of the close of such fiscal year, an audited income statement of Borrower for such fiscal year, and audited statements of cash flows for Borrower for such fiscal year, all in reasonable detail, prepared in accordance with GAAP, and in such form as has customarily been prepared by Borrower; (ii) within forty-five (45) days of the end of each calendar month, balance sheets of Borrower as of the close of such month and an income statement of Borrower for such month, all in reasonable detail, and prepared on the basis of accounting principles consistently applied, together with a certificate of Borrower's Chief Executive Officer and/or Chief Financial Officer confirming Borrower's compliance (or lack thereof) with all the terms and conditions of this Agreement; and (iii) with reasonable promptness, such other financial data as Lender may reasonably request from time to time.

         5.04 Maintenance of Books and Records, Inspection. Borrower shall maintain its books, accounts and records on the basis of accounting principles consistently applied, and permit a representative of Lender, at Lender's expense and upon two (2) business days' prior written notice, to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during business hours, and without interruption of Borrower's business, all at such times as Lender may reasonably request.

         5.05 Insurance. Borrower shall maintain insurance with coverages and in such amounts as shall be reasonably necessary and appropriate to protect Borrower's assets.

         5.06 Taxes and Assessments. Borrower shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessments and governmental charge or levy described in the foregoing clauses (b) and (c) so long as adequate reserves are maintained with respect thereto.

         5.07 Corporate Existence. Borrower shall maintain its corporate existence and good standing in the state of its incorporation and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is required by applicable law, except where the failure to be so qualified would not have a Material Adverse Effect.

         5.08 Compliance with Law and Agreements, Borrower shall maintain its business operations and property owned or used in connection therewith in compliance in all material respects with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures, mortgages and deeds of trust to which Borrower is a party or by which Borrower or any of its properties is bound.

         5.09 Notice of Default. Borrower shall give written notice to Lender of the occurrence of any Event of Default (as defined below) under this Agreement or any event of default under the Debentures or the Warrant promptly upon the occurrence thereof.

         5.10     Negative Covenants.

                  (a) For so long as any Debenture remains outstanding or upon the Expiration Date, if a Debenture has not been issued as of such date (except as specifically provided under Section 5.10(a)(iii) and except with respect to the Senior Indebtedness or in connection with the repayment of the Senior Indebtedness), Borrower shall not, without the prior written consent of
Lender:

                           (i)      if there has been an Event of Default under
a Debenture (as defined in Section 7.01 hereof), declare or pay any dividends on Common Stock, or declare or pay any dividends on the Preferred Stock;

                           (ii)     repurchase or redeem any shares of Preferred
Stock or Common Stock except as required (but not optionally permitted) under Borrower's Articles of Incorporation;

                           (iii)    sell or otherwise dispose of all or
substantially all of the assets of the Company, or merge or consolidate the Company with or into any other corporation or corporations, or merge or consolidate any other corporation or corporations into the Company; provided, however, that this restriction shall not apply if less than $500,000 in principal amount of the Debentures remains outstanding; or

                           (iv)     enter into any guaranty arrangement, or
mortgage or pledge, or create a security interest in, or permit any subsidiary to mortgage, pledge or create a security interest in, all or substantially all of the assets of the Company or such subsidiary, other than a guaranty arrangement or a security interest in the assets of the Company or such subsidiary granted to a lender pursuant to a credit facility approved by the Board of Directors, or those security interests that arise by operation of law; or

                           (v)      enter into or be a party to any transaction
or arrangement with any officer, director or affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any affiliate), except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would obtain in a comparable arm's-length transaction with a person other than an affiliate, in each case as determined in good faith by a majority of the qualified directors of Borrower (as the term "qualified" is used in Section 14-2-862 of the Georgia Business Corporation Code).

                           (vi)     without the prior written consent of the
Lender, amend or repeal any provision of or add any provision to, Borrower's Articles of Incorporation or Bylaws which materially affects Borrower's obligations to Lender under this Agreement, the Debenture or the Warrant; or

                           (vii)    without the prior written consent of the
Lender, reclassify any Common Stock into shares having any preference or priority as to dividends, voting or assets superior to the Common Stock.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

         The obligation of Lender to purchase and pay for a Debenture on the Closing Date for such Debenture shall be subject to the fulfillment on or before such Closing Date of each of the following conditions.

         6.01 Representations and Warranties. The representations and warranties of Borrower contained in this Agreement, in the Disclosure Schedule, and in any other schedule hereto or any document or instrument delivered to Lender, shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. Borrower shall have duly performed in all material respects all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

         6.02 Required Consents. Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of Borrower, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, shall have been obtained.

         6.03 Conditions of Lender's Obligations. Lender shall have received the following documents:

         (a) Corporate Documents. A copy of the Articles of Incorporation of Borrower, as amended and restated, certified by the Secretary of State of Georgia, and certificates of good standing from the secretaries of state of each state where Borrower conducts business, all as of a recent date.

         (b) Officer's Certificate. A certificate of the President of Borrower in the form of Exhibit D hereto certifying, among other things, to the fulfillment of the conditions specified in Sections 6.01 and 6.02 of this Agreement.

         (c)      Debenture. The Debenture, duly completed and executed.

         (d) SBA Documentation. SBA Form 480 (Size Status Declaration) and SBA Form 652 (Assurance of Compliance), which have been completed and executed by Borrower, and SBA Form 1031 (portfolio Finance Report), Part A and Part B of which have been completed by Borrower.

         (e) Senior Indebtedness. Copies of the documentation evidencing and securing the Senior Indebtedness.

         (f) Miscellaneous. Such other documents as the Lender may reasonably request.

                                  ARTICLE VII

                              DEFAULT AND REMEDIES

         7.01 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

         (a) Default in the payment of the principal of or interest on the indebtedness evidenced by a Debenture in accordance with the terms of the Debenture, which default is not cured within ten (10) business days;

         (b) Any material misrepresentation by Borrower as to any matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

         (c) Failure of Borrower to perform any of its obligations under this Agreement, the Debenture or the Warrant;

         (d) Borrower's (i) admission in writing its inability to pay its debts generally as they become due; or (ii) assignment for the benefit of creditors or petition or application to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
(iii) voluntary commencement of any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the involuntary commencement of any such proceeding that is not dismissed within ninety (90) days; or (iv) suffering to exist any such petition or application or any such proceeding against it in which an order for relief is entered or an adjudication or appointment is made; or (v) indication, by any act or omission, of its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets, or (vi) permitting any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more;

         (e)      Borrower's liquidation, dissolution, partition or termination;

         (f) (i) Borrower's default in the timely payment or performance of the Senior Indebtedness or any principal of or premium or interest on any other debt owed by Borrower (other than the Loan), which is outstanding in a principal amount of at least $500,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, acceleration, demand or otherwise), if such failure shall continue after any cure period applicable thereto; or (ii) the occurrence of any other event or condition under any agreement or instrument relating to any such indebtedness that continues after any applicable cure period, if the effect of such event or condition is to accelerate such indebtedness; or (iii) the acceleration of any such indebtedness or otherwise declaration to be due and payable prior to the stated maturity thereof of any such indebtedness; or (iv) requirement that any such indebtedness be prepaid, redeemed, purchased or defeased prior to the stated maturity thereof.

                  With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) days (ten (10) days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower.

                  7.02 Acceleration of Maturity, Remedies Cumulative, No Waiver. Upon the occurrence of any Event of Default described in Section 7.01, the Debentures shall be immediately due and payable in full; and Lender at any time thereafter may at its option accelerate the maturity of the Debentures. No right, power or remedy conferred upon or reserved to Lender by this Agreement or the Debentures or Warrant is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under the Debentures or Warrant or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the Debentures or Warrant to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

                                  ARTICLE VIII

                                  TERMINATION

         This Agreement shall remain in full force and effect (i) if one or more Debentures is issued hereunder, until the latest Maturity Date of the Debentures (as defined in the Debentures), or the indefeasible repayment in full of each of the Debentures, whichever is later, and (ii) if the Debenture is not issued on or before the Expiration Date, until the Expiration Date. The representations and warranties in Articles III and IV shall survive termination hereunder.

                                   ARTICLE IX

                                 MISCELLANEOUS

         9.01 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their heirs, legal representatives, successors, successors-in-title and assigns, whether so expressed or not.

         9.02 Costs and Expenses. Each party hereto agrees to pay all costs and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby. Borrower further agrees to pay all of the out-of-pocket costs and expenses incurred by Lender in connection with the collection of the Debentures upon an Event of Default, including but not limited to reasonable attorneys' fees, promptly upon demand of Lender.

         9.03 Assignment. The Debentures, this Agreement and the Warrant may not be endorsed, assigned and/or transferred in whole or in part by Lender without the prior express written consent of Borrower. Notwithstanding the foregoing, the Warrant may be transferred, at Lender's option, to one or more persons, in whole or in part, so long as (i) such transferees (a) are members, partners, shareholders or affiliates of Lender, (b) agree to hold the Warrant subject to all the terms hereof and thereof and (c) agree to execute an Addendum to the Shareholder Agreement referred to in Section 1.04 hereof (as then amended) upon exercise of the Warrant to become a party to the Shareholder Agreement; and (ii) such transfer is in compliance with applicable laws. Borrower shall not assign any of its rights or delegate any of its duties hereunder or under the Debentures or Warrant without the prior express written consent of Lender.

         9.04 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under the Debentures and the Warrant.

         9.05 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9.06 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement or the Debentures to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Debentures, acceptance or exercise of the Warrant, or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Debentures shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the Debentures and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the Debentures exceed the maximum amounts permitted from time to time by applicable law.

         9.07 Article and Section Headings, Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         9.08 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or one business day after delivery to such courier service or two business days after mailing, as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

         The address of
         Lender is:                 Noro-Moseley Partners IV, L.P.
                                    9 North Parkway Square
                                    4200 Northside Parkway
                                    Atlanta, Georgia  30327
                                    Attention:  Charles D. Moseley, Jr.
                                    Telecopy No.  (404) 239-9280

         The address of
         Borrower is:               nFront, Inc.
                                    520 Guthridge Court, N.W., Suite 100
                                    Norcross, Georgia 30092
                                    Attention: Brady L. "Tripp" Rackley III
                                    Telecopy No. (770) 209-9093
         with a copy (which
         shall not constitute
         notice) to:                Morris, Manning & Martin, L.L.P.
                                    1600 Atlanta Financial Center
                                    3343 Peachtree Road, N.E.
                                    Atlanta, Georgia  30326
                                    Attention:  Ward S. Bondurant, Esq.
                                    Telecopy No. (404) 365-9532

         9.09 Entire Agreement. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged in this Agreement.

         9.10 Miscellaneous. This Agreement shall be construed and enforced under the laws of the State of Georgia without respect to the principles of the choice of law or the conflicts of laws. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.
                                           LENDER:

                                           NORO-MOSELEY PARTNERS IV, L.P.
                                           By:  MKFJ-IV, L.L.C., General Partner

                                           By: /s/ Charles D. Moseley, Jr.
                                               ---------------------------------
                                           Name: Charles D. Moseley, Jr.
                                           Title:  Member of General Partner

                 (SIGNATURES CONTINUED ON FOLLOWING PAGE . . .)

                                           BORROWER:

                                           NFRONT, INC.

                                           By: /s/ Jeffrey W. Hodges
                                               ---------------------------------
                                           Name: Jeffrey W. Hodges
                                           Title: Chief Financial Officer